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                                                                    EXHIBIT 3.54

                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                           PROSOURCE PROPERTIES, LTD.

                        An Ohio Limited Liability Company

          THIS AMENDED AND RESTATED OPERATING AGREEMENT (this "Agreement") is made and entered into as of the ________ day of April, 2002, by and among the persons listed on EXHIBIT A attached hereto and made a part hereof (hereinafter collectively referred to as the "Members", and, individually, as a "Member"). This Agreement amends and restates the Operating Agreement of Prosource Properties, Ltd., an Ohio limited liability company (the "Company"), dated December 31, 1994.

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 DEFINITIONS. Whenever used in this Agreement the following terms shall have the meanings respectively assigned to them in this Article I unless otherwise expressly provided herein or unless the context otherwise requires:

          ACT: "Act" shall mean Ohio Revised Code 1705.01 to 1705.58, inclusive, as in effect from time to time in the State of Ohio.

          ADDITIONAL MEMBER: "Additional Member" shall mean any Person admitted as a Member of the Company after the date of original execution of this Agreement in accordance with the provisions of Section 4.2 hereof.

          AFFILIATE: "Affiliate" of another Person shall mean (a) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such other person; (b) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director or partner of such other person; and (e) if such other person is an officer, director or partner in a company, the company for which such person acts in any such capacity.

          AGREED VALUE: "Agreed Value" shall mean the fair market value of Contributed Property as agreed to by the contributing Member and the Company, using such reasonable method of valuation as they may adopt.

          ASSIGNEE: "Assignee" shall mean a person who has acquired a beneficial interest in the Company from one of the Members, but who is not a Substitute Member.

          BANKRUPT MEMBER: "Bankrupt Member" shall mean any Member (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings;
(iv) files a petition or answer seeking for the Member a

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reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver or liquidator of the Member's or of all or any substantial part of the Member's properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and ninety (90) days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver or liquidator of the Member or of all of any substantial part of the Member's properties has been appointed and sixty (60) days have expired without the appointment's having been vacated or stayed, or ninety (90) days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

          BANKRUPTCY CODE: "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. 101 et seq.

          CAPITAL ACCOUNT: "Capital Account" shall mean, as to a Member, the account established and maintained for such Member pursuant to Article VI hereof.

          CAPITAL CONTRIBUTION: "Capital Contribution" shall mean the amount in cash or the Agreed Value of Contributed Property contributed by each Member (or his original predecessor in interest) to the capital of the Company for such Member's Membership Interest in the Company.

          CASH FLOW: "Cash Flow" shall mean all revenue received by the Company from Company operations, or from the sale, exchange or other disposition of all or any part of the property of the Company or from the refinancing of any mortgage indebtedness on the property owned by the Company, less all expenses of every kind (before deduction for cost recovery or other non-cash expenses) of the Company for any period.

          CODE: "Code" shall mean the Internal Revenue Code of 1986, as amended.

          CONTRIBUTED PROPERTY: "Contributed Property" shall mean each Member's interest in property or other consideration, (excluding services and cash) contributed to the Company by such Member.

          DEFAULT RATE OF INTEREST: "Default Rate of Interest" shall mean a rate per annum equal to the lesser of (a) 6% plus a varying rate per annum that is equal to the prime rate of interest as set forth in the Wall Street Journal from time to time with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.

          DISPOSE, DISPOSING OR DISPOSITION: "Dispose," "Disposing," or "Disposition" shall mean a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

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          EXCESS CASH FLOW: "Excess Cash Flow" shall mean Cash Flow of the
Company in excess of such reserves as the Managers reasonably determine are necessary from time to time for the efficient operation of the Company's business.

          GENERAL RATE OF INTEREST: "General Rate of Interest" shall mean a rate per annum equal to the lesser of (a) 2% plus a varying rate per annum that is equal to the prime rate of interest rate as set forth in the Wall Street Journal from time to time with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.

          IRS: "IRS" shall mean the Internal Revenue Service.

          MANAGER: "Manager" shall mean each individual elected as a manager of the Company by the Members in accordance with the applicable provision of this Agreement.

          MEMBERS: "Members" shall mean the persons set forth on EXHIBIT A of this Agreement and any Person hereafter admitted to the Company as a Member as provided in this Agreement.

          MEMBERSHIP INTEREST: "Membership Interest" shall mean the interest of a Member in the Company, including, without limitation, rights to distributions (liquidating or otherwise) and allocations. The Membership Interest shall be expressed as a percentage for certain purposes herein, which percentage shall be set forth on EXHIBIT A hereto.

          OFFICER: "Officer" shall mean any individual appointed to act as the President, a Vice President or the Secretary of the Company or any other office established by the Managers pursuant to this Agreement.

          PERSON: "Person" shall have the meaning given that term in Section 1705.01(K) of the Act.

          REQUIRED INTEREST: "Required Interest" shall mean one or more Members having among them at least 51% of the Membership Interests of all Members.

          SUBSTITUTE MEMBER: "Substitute Member" shall mean any Person not a Member of the Company to whom a Membership Interest in the Company has been transferred and who has been admitted to the Company as a Member pursuant to and in accordance with the provisions of Section 4.5 of this Agreement.

                                   ARTICLE II

                                  ORGANIZATION

          Section 2.1 FORMATION; NAME. The Members hereby enter into this Agreement for the purpose of setting forth the rights and obligations of the Members. The name of the Company shall ProSource Properties, Ltd.

          Section 2.2 ARTICLES OF ORGANIZATION; FOREIGN QUALIFICATION. The Managers shall forthwith cause to be filed for record the Articles of Organization of the Company in the

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offices of the Secretary of State of the State of Ohio (and in such other jurisdictions as the Managers deem appropriate) in accordance with 1705.04 of the Act. Prior to the Company's conducting business in any jurisdiction other than the state of Ohio, the Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managers, with all requirements necessary to qualify the Company as a foreign limited liability Company in that jurisdiction. At the request of the Managers, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

          Section 2.3 NO STATE LAW PARTNERSHIP; LIABILITY TO THIRD PARTIES. The Members intend that the Company not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Manager be a partner or joint venturer of any other Member or Manager, for any purposes other than federal and state tax purposes, and that this Agreement not be construed to suggest otherwise. Except as otherwise provided in the Act, no Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment decree or order of a court.

                                   ARTICLE III

           PURPOSES AND POWERS, REGISTERED OFFICE AND REGISTERED AGENT
                               AND TERM OF COMPANY

          Section 3.1 PURPOSES AND POWERS. The Company has been formed for the purpose of (i) engaging in the acquisition and disposal of real and other properties for profit; (ii) engaging in providing of relocation services and administration for corporate and other clients; (iii) acting as a real estate broker and manager; and (iv) conducting any business that may lawfully be conducted by a limited liability company formed under the Act. The Company shall have all of the powers granted to a limited liability company under the laws of the State of Ohio, including, without limitation, the powers specifically enumerated in 1705.03 of the Act.

          Section 3.2 REGISTERED AGENT. The registered agent for service of process on the Company in the State of Ohio shall be A.G.C. Co., whose address is 3200 National City Center, Cleveland, Ohio 44114. The Managers may change, at any time and from time to time, such statutory agent.

          Section 3.3 TERM. The Company as herein constituted shall continue until December 31, 2024, unless earlier dissolved or terminated, pursuant to law or the provisions of this Agreement.

                                   ARTICLE IV

            MEMBERSHIP, DISPOSITIONS OF INTERESTS AND BANKRUPT MEMBER

          Section 4.1 NAMES, ADDRESSES AND PERCENTAGE INTERESTS. The names, addresses, capital contributions and Percentage Interests of Membership Interests of the Members are set forth on EXHIBIT A hereto. The Managers shall promptly named EXHIBIT A from

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time to time to reflect the admission or withdrawal of a Member; a change in a
Member's address; the sale, grant, issuance or redemption of Membership Interests; or the receipt of Capital Contributions; and any such amendment shall be effective as of the event necessitating such amendment.

          Section 4.2 ADDITIONAL MEMBERS; ELIMINATION OF PREEMPTIVE RIGHTS. Additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to those Persons and to existing Members at the direction of (a) a majority of the Managers who are Members, or (b) if there are no Managers who are Members, a Required Interest, on such terms and conditions as the Manager or Members, as the case may be, may determine at the time of admission. The terms of admission or issuance must specify the Capital Contribution and Membership Interest applicable thereto and may provide for the creation of different classes or groups of Members and having different rights, powers and duties. The Managers shall reflect the creation of any new class or group in an amendment to this Agreement indicating the different rights, powers and duties, and such an amount need be executed only by the managers. Any such admission shall be effective only after the new Member has executed and delivered to the Managers a document including the new Member's notice address and its agreement to be bound by this Agreement. No Member or holder of any Membership Interest of any class shall be entitled as such, as a matter of right, to subscribe for or purchase Membership Interests of any class, now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for Membership Interests in the Company or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase Membership Interests.

          Section 4.3 INTERESTS IN A MEMBER. A Member that is not a natural person may not cause or permit a Membership Interest, direct or indirect, in itself to be Disposed of such that, after the Disposition (a) the Company would be considered to have terminated within the meaning of Section 708 of the Code, or (b) without the consent of a Required Interest, that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company. On any breach of the provisions of clause (b) of the immediately preceding sentence, the Company shall have the option to buy, and on exercise of the option the breaching Member shall sell, the breaching Member's Membership Interest, all in accordance with Section 4.6 as if the breaching Member were a Bankrupt Member.

          Section 4.4 WITHDRAWAL. Except as set forth in this Agreement or in a written agreement between the Company and one or more Members, a Member does not have the right or power to withdraw from the Company as a Member.

          Section 4.5 RESTRICTION ON THE DISPOSITION OF A MEMBERSHIP INTEREST; RIGHT OF FIRST REFUSAL.

          (a) Except as specifically provided in this Section 4.5, a Disposition of a Membership Interest in the Company may not be effected without first offering the Membership Interest to be Disposed of to the Company on the same terms and conditions as the proposed Disposition. The Company may exercise its right of first refusal by providing written notice thereof at any time within the sixty (60) day period commencing on the date that the right of first refusal arises to the Member seeking to Dispose of its Membership Interest. If the Company exercises its right of first refusal, the closing of the sale of the interest of such Member shall take

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place no later than sixty (60) days after such exercise unless otherwise provided by agreement of the Company and the selling Member. If the Company does not elect to exercise its right of first refusal, the Member seeking to Dispose of its Membership Interest may do so provided such Member has obtained the consent (which my be granted or withheld in the sole discretion of the Person whose consent is required) of a Required Interest.

          Any attempted Disposition by a Person of an interest or right, or any part thereof, in or in respect of the company other than in accordance with this
Section 4.5 shall be, and is hereby declared, null and void ab initio.

          (b) Subject to the provisions of subsections 4.5(c), (d) and (e), a Person to whom an Membership Interest in the Company is transferred has the right to become a Substitute Member owning the Membership Interest so transferred to such Person, if (i) the Member making such transfer grants the transferee the right to be so admitted, and (ii) such transfer is consented to by a Required Interest in accordance with Section 4.5(a) above.

          (c) The Company shall not recognize for any purpose any purported Disposition of all or part of a Membership Interest unless and until the other applicable provisions of this Section 4.5 have been satisfied and the Managers have received, on behalf of the Company, a document (i) executed by both the Member effecting the Disposition and the Person to which the Membership Interest or part thereof is Disposed, (ii) including the notice address of any Person to be admitted to the Company as a Substitute Member and such Person's agreement to be bound by this Agreement in respect of the Membership Interest or part thereof being obtained, (iii) setting forth the Membership Interest after the Disposition of the Member effecting the Disposition and the Person to which the Membership Interest or part thereof is Disposed, and (iv) containing a warranty and representation that the Disposition was made in accordance with all applicable laws and regulations. Each Disposition and, if applicable, admission complying with the provisions of this Section 4.5(c) is effective as of the first day of the calendar month immediately succeeding the month in which the Managers receive the notification of Disposition and the other requirements of this Section 4.5 have been met.

          (d) For the right of a Member to Dispose of a Membership Interest or any part thereof or of any Person to be admitted as a Substitute Member in connection therewith to exist or be exercised, (i) either (A) the Membership Interest or part thereof subject to the Disposition must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or
(B) the Company must receive a favorable opinion of the Company's legal counsel to the effect that the Disposition or admission is exempt from registration under those laws, and (ii) the Company must receive a favorable opinion of the Company's legal counsel to the effect that the Disposition or admission, when added to the total of all other sales, assignments or other Dispositions within the preceding twelve months, would not result in the Company's being considered to have terminated within the meaning of the code.

          (e) The Member effecting a Disposition and any Person admitted as a Substitute Member in connection therewith shall pay, or reimburse the Company for, all reasonable costs incurred by the Company in connection with the Disposition (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 4.5(d)) on or before the tenth day after the receipt by that Person of the Company's invoice for

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the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at the Default Rate of Interest.

          Section 4.6 BANKRUPT MEMBER. Subject to Section 9.1(c), if any Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Managers to the Bankrupt Member (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and on the exercise of this option the Bankrupt Member or its representative shall sell, its Membership Interest. The purchase price shall be an amount equal to the fair market value thereof determined by agreement by the Bankrupt Member (or its representative) and the Managers; however, if those Persons do not agree on the fair market value on or before the 30th day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in that notice. If the Person receiving that notice objects on or before the tenth day following receipt to the appraiser designated in that notice, and those Persons otherwise fail to agree an independent appraiser, either such Person may petition the United States District Judge for the Northern District of Ohio then senior in service to designate an independent appraiser. The determination of the independent appraiser, however designated, is final and binding on all parties. The Bankrupt Member and the Company each shall pay one-half of the costs of the appraisal. The Company, if it elects to so purchase such Membership Interest shall pay the fair market value as so determined in five equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the General Interest Rate) due on each of the first four anniversaries thereof.

          The payment to be made to the Bankrupt Member or its representative pursuant to this Section 4.6 is in complete liquidation and satisfaction of all the riots and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) in and in respect of the Company, including, without limitation, any Membership Interest and any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members.

                                    ARTICLE V

                              CAPITAL CONTRIBUTIONS

          Section 5.1 CAPITAL CONTRIBUTIONS. The Capital Contributions of the Members are set forth on EXHIBIT A to this Agreement. No Member will be required to make any Capital Contributions other than the initial Capital Contributions required to be made by such Member pursuant to this Section 5.1.

          Section 5.2 ADDITIONAL MEMBERS. Each Additional Member shall make the Capital Contribution - determined to be made by such Additional Member at the time such Additional Member is admitted as a Member of the Company in accordance with Section 4.2 of this Agreement.

          Section 5.3 ADDITIONAL CAPITAL. If a Required Interest determines that from time to time additional capital is needed to carry on the business of the Company, THE MANAGERS

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ARE EMPOWERED TO SELL SUCH ADDITIONAL MEMBER INTERESTS OR TO INCUR SUCH
ADDITIONAL INDEBTEDNESS AS IS APPROVED BY A REQUIRED INTEREST. No Member shall be required to contribute additional capital to the Company.

          Section 5.4 RETURN OF CONTRIBUTIONS. A Member is not entitled to the return of any part of its Capital Contributions or to interest in respect of either its capital account or its Capital Contributions UNLESS SPECIFICALLY PROVIDED FOR HEREIN. An unreturned Capital Contribution is not a liability of the Company or of any Member.

                                   ARTICLE VI

              PROFITS, LOSSES, ACCOUNTING, TAXES AND DISTRIBUTIONS

          Section 6.1 ALLOCATION OF PROFITS AND LOSSES. Except as otherwise provided in and subject to the provisions of this Agreement and Exhibit B hereto, net losses incurred by the Company and net profits from, the operation of the business of the Company (including gain or loss from the sale, exchange or other disposition of all or any portion of the assets of the Company) shall be divided among and borne by the Members in accordance with the Members' Membership Interests except that Preferred Interests shall only be entitled to allocations in accordance with the terms of the Preferred Class of Interests set forth in the Company action adopted to authorize issuance or in the agreements by and between the Preferred Member and the Company.

          Section 6.2  BOOKS; FISCAL YEAR; ACCOUNTING TERMS.

          (a) The books of the Company shall be kept on the accrual basis and in accordance with accounting principles consistently applied.

          (b)     The fiscal year of the Company shall be the calendar year.

          (c) The terms "profits", and "losses," as used herein, shall mean profits and losses as determined for federal income tax purposes and shall also include each Member's share of income described in Section 705(a)(1)(B) of the Code, any expenditures described in Section 705(a)(2)(B) of the Code, any expenditures described in Section 709(a) of the Code which are not deducted or amortized in accordance with Section 709(b) of the Code, losses not deductible pursuant to Sections 267(a) and 707(b) of the Code and adjustments made pursuant to Exhibit B.

          (d) Unless prohibited by the Code, Company shall use the cash method of accounting for tax purposes.

          Section 6.3  CAPITAL ACCOUNTS.

          (a) There shall be maintained a Capital Account for each Member in accordance with this Section 6.3 and the principles set forth in Exhibit B attached hereto and made a part hereof. The amount of cash or the Agreed Value of Contributed Property contributed to the Company by each Member, net of liabilities assumed by the Company or to which the property of the Company is subject, shall be credited to such Member's Capital Account, and from time to time, but not less often than annually, the share of each Member in

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profits, losses and fair market value of distributions shall be credited or charged to such Member's Capital Account. The determination of Members' Capital Accounts, and any adjustments thereto, shall be made consistent with tax accounting and other principles set forth in Section 704(b) of the Code and the applicable regulations thereunder.

          (b) Except as otherwise specifically provided herein, no Member shall be required to make any further contribution to the capital of the Company to restore a loss, to discharge any liability of the Company or for any other purpose, nor shall any Member personally be liable for any liabilities of the Company or of any other Member except as provided by law or this Agreement.

          (c) Immediately following the transfer of any Membership Interest, the Capital Account of the transferee Member shall be equal to the Capital Account of the transferor Member attributable to the transferred Membership Interest and such Capital Account shall not be adjusted to reflect any basis adjustment under Section 743 of the Code.

          (d) For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes, taking into account any adjustments required pursuant to Section 704(b) of the Code and the applicable regulations thereunder as more fully described in Exhibit B.

          Section 6.4 ELECTIONS. The Managers shall elect pursuant to Section 754 of the Code to adjust the basis of the Company's assets for all transfers of Membership Interests if such election would benefit any Member or the Company.

          Section 6.5 TAX RETURNS. The Managers shall cause to be prepared and filed all necessary federal and state income tax returns for the Company. Each Member shall furnish to the Managers all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed. Neither the Company nor any Manager or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such an election.

          Section 6.6 TAX MATTERS PARTNER. A majority of the Managers who are Members shall designate one Manager that is a Member to be the "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code; or, if there is no Manager that is a Member, the "tax matters partner" shall be a Member that is designated as such by a Required Interest. Any Member who is designated "tax matters partner" shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth business day after becoming aware thereof and, within that time, shall forward to each Member copies of all significant written communications it may receive in that capacity. Any Member who is designated "tax matters partner" may not take any action contemplated by Section 6222 through 6232 of the Code without the consent of a Required Interest, but this sentence does not authorize such Manager (or any other Manager) to take any action left to the determination of an individual Member under Sections 6222 through 6232 of the Code.

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          Section 6.7  DISTRIBUTIONS OF EXCESS CASH FLOW. From time to time (but at least once each calendar year) the Managers shall determine in their reasonable judgment to what extent (if any) there exists Excess Cash Flow. Any such Excess Cash Flow shall be distributed to the Members in accordance with their respective Membership Interests within ninety (90) days following the close of each fiscal year of the Company.

          Section 6.8 WITHDRAWALS. No Member shall be entitled to make withdrawals from his Capital Account except as provided herein.

                                   ARTICLE VII

                                    MANAGERS

          Section 7.1 MANAGEMENT BY MANAGERS. (a) Except for situations in which the approval of the Members is required by this Agreement or by nonwaivable provisions of applicable law, and subject to the provisions of subsection (b) below, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers; and (ii) the Managers may make all decisions and take all actions for the Company not otherwise provided for in this Agreement, including, without limitation, the following:

                (i) entering into, making, and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

                (ii) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                (iii)  maintaining the assets of the Company in good order;

                (iv)   collecting sums due the Company;

                (v) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

                (vi) acquiring, utilizing for Company purposes, and disposing of any asset of the Company;

                (vii) borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

                (viii) selecting, removing, and changing the authority and responsibility of lawyers, accountants, and other advisors and consultants;

                (ix)   obtaining insurance for the Company;

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                (x)    determining distributions of Company Excess Cash Flow and
          other property as provided in Section 6.7; and

                (xi)   establishing a seal for the Company.

          (b) Notwithstanding the provisions of Section 7.1(a), the Managers may not cause the Company to do any of the following without the approval of Members holding a Required Interest:

                (i) sell, lease, exchange or otherwise dispose of (other than by way of a pledge, mortgage, deed of trust or trust indenture) all or substantially all of the Company's property and assets, other than in the usual and regular course of the Company's business;

                (ii) be a party to (1) a merger, or (2) an exchange or acquisition; or

                (iii) amend or restate the Articles of Organization of the Company or this Agreement (except as specifically provided for in Article X of this Agreement).

          Section 7.2 NUMBER OF MANAGERS. Until changed in accordance with the provisions of this section, the number of Managers of the Company, none of whom need be Members, shall be one. The number of Managers may be fixed or changed at any annual meeting or at any special meeting called for that purpose by the affirmative vote of a Required Interest.

          Section 7.3 ELECTION OF MANAGERS. Managers shall be elected at the annual meeting of Members, but when the annual meeting is not held or managers are not elected thereat, they may be elected at a special meeting called and held for that purpose.

          Such election shall be by ballot whenever requested by any Member entitled to vote at such election; but, unless such request is made, the election may be conducted in any manner approved at such meeting. At each meeting of Members for the election of Managers, the persons receiving the greatest number of votes shall be Managers. Each Member shall be entitled to cast one vote for each whole percentage point comprising such Member's Membership Interest. Upon execution of this Agreement, the Manager shall be COOPERATIVE RESOURCE SERVICES, LTD., an Ohio limited liability company, until its successor is duly elected and qualified.

          Section 7.4 TERM OF OFFICE. Each Manager shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.

          Section 7.5 REMOVAL. All of the Managers or any individual Manager may be removed from office, without assigning any cause, by the vote of a Required Interest. In case of any such removal, a new Manager may be elected at the same meeting for the unexpired term of each Manager removed.

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          Section 7.6  VACANCIES. Manager vacancies may be filled by a majority vote of the remaining Managers until an election to fill such vacancies is had. Members entitled to elect Managers shall have the right to fill any vacancy (whether the same has been temporarily filled by the remaining Managers or not) at any meeting of the Members called for that purpose, and any Managers elected at any such meeting of Members shall serve until the next annual election of Managers and until their successors are elected and qualified.

          Section 7.7 QUORUM AND TRANSACTION OF BUSINESS. A majority of the whole authorized number of Managers shall constitute a quorum, for the transaction of business, except that a majority of the Managers in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the Managers, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers.

          Section 7.8 ANNUAL MEETING. Annual meetings of the Managers shall be held immediately following annual meetings of the Members, or as soon thereafter as is practicable. If no annual meeting of the Members is held, or if Managers are not elected thereat, then the annual meeting of the Managers shall be held immediately following any special meeting of the Members at which managers are elected, or as soon thereafter as is practicable. If such annual meeting of Managers is held immediately following a meeting of the Members, it shall be held at the same place at which such Members' meeting was held.

          Section 7.9 REGULAR MEETINGS. Regular meetings of the Managers shall be held at such times and places, within or without the State of Ohio, as the Managers may, by resolution or by-law, from time to time, determine. The secretary shall give notice of each such resolution or by-law to any Manager who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

          Section 7.10 SPECIAL MEETINGS. Special meetings of the Managers may be called by the chairman, the president, any vice president, or any two Managers, and shall be held at such times and places, within or without the State of Ohio, as may be specified in such call.

          Section 7.11 NOTICE OF ANNUAL OR SPECIAL MEETINGS.

          Notice of the time and place of each annual or special meeting shall be given to each Manager by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the Manager receiving it may have reasonable opportunity to participate in the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight (48) hours prior to the meeting and directed to the residence of each Manager as shown upon the secretary's records and, in the event of a meeting to be held through the use of communications equipment, if the notice sets forth the telephone number at which each Manager may be reached for purposes of participation in the meeting as shown upon the secretary's records and states that the secretary must be notified if a Manager desires to be reached at a different telephone number.

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          The giving of notice shall be deemed to have been waived by any
Manager who shall participate in such meeting and may be waived, in a writing, by any Manager either before or after such meeting.

          Section 7.12 ACTIONS BY MANAGERS; COMMITTEES; DELEGATION OF AUTHORITY OF DUTIES. (a) In managing the business and affairs of the Company and exercising its powers, the Managers shall act (i) collectively through meetings and written consents pursuant to Sections 7.14; (ii) through committees; and
(iii) through Managers or officers to whom authority and duties have been delegated pursuant to this Agreement on a written consent.

          Section 7.13 APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY MEMBERS. The Managers in their discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by a Required Interest shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

          Section 7.14 ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. Any action permitted or required by the Act, the Articles of Organization or this Agreement to be taken at a meeting of the Managers or any committee designated by the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Ohio, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Managers or any such committee, as the case may be. Subject to the requirements of the Act, the Articles of Organization or this Agreement for notice of meetings, unless otherwise restricted by the Articles of Organization, Managers, or members of any committee designated by the Managers, may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          Section 7.15 COMPENSATION. Any Member and any Manager may receive compensation for their services if approved by a Required Interest.

          Section 7.16 OFFICERS. The Managers may elect a chairman, a CHIEF EXECUTIVE OFFICER (CEO), such number of vice presidents as the chairman and/or the CEO, acting together if both be elected, may from time to time determine, a secretary and a treasurer.

          The Managers may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as they may determine. The CEO, any vice president who succeeds to the office of the CEO, and the chairman shall be, but the other officers need not be, chosen from among the Managers. Any two of such offices, other than that of CEO and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

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          Each officer of the many shall hold office during the pleasure of the
Managers, and, unless sooner removed by the Managers, until the organization meeting of the Managers following the date of their election and until their successors are chosen and qualified. The Managers may rove arty officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the Managers. The officers shall have the following duties:

          (a) CHAIRMAN. The chairman shall preside at all meetings of the Managers and shall have such other powers and duties as may be prescribed by the Managers.

          (b) CEO. The CEO shall be the PRESIDENT of the Company and shall exercise supervision over the business of the company and over its several officers, subject, however, to the control of the Managers. He shall preside at all meetings of Members, and, in the absence of the Chairman shall also preside at meetings of the Managers. He shall have authority to sign all certificates and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature and shall have all the powers and duties the Managers may from time to time assign to him.

          (c) VICE PRESIDENTS. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the Managers or the CEO. At the request of the CEO, or in the case of his absence or disability, the vice president designated by the CEO (or in the absence of such designation, the vice president designated by the Managers) shall perform all the duties of the CEO and, when so acting, shall have all the powers of the CEO. The authority of vice presidents to sign in the name of the Company certificates and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the CEO.

          (d) SECRETARY. The secretary shall keep minutes of all the proceedings of the Members and Managers and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Company; shall have authority to sign all certificates and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Company which require his signature: shall give notice of meetings of Members and Managers; shall produce on request at each meeting of Members a certified list of Members arranged in alphabetical order: shall keep such books and records as may be required by law or by the Managers: and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Managers or the president.

          (e) TREASURER. The treasurer shall be the chief financial officer of the Company and shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Company, and shall do with the same as may from time to time be required by the Managers. He shall cause to be kept adequate and correct accounts of the business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, contributed capital and Membership Interests, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the Managers all property, books, papers and money of the Company in his hands: and shall have such other powers and duties as may from time to time be assigned to him by the managers or the president.

          (f) ASSISTANT AND SUBORDINATE OFFICERS. The Managers may appoint such assistant and subordinate officers as they may deem desirable. Each such officer shall hold office

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

during the pleasure of the Managers, and perform such duties as the Managers or the CEO may prescribe. The Managers may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

          Section 7.17 INDEMNIFICATION.

          (a) INDEMNIFICATION IN NON-DERIVATIVE ACTIONS. The Company may indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Company, by reason of the fact that he is or was a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, Manager, trustee, officer, partner, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, limited liability company or other enterprise, against expenses, including attorneys' fees, judgments, fines, and warrants paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (b) INDEMNIFICATION IN DERIVATIVE ACTIONS. The Company may, to the extent permitted by applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a Manager, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Manager, trustee, officer, partner, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, limited liability company or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

          (c) INDEMNIFICATION AS MATTER OF RIGHT. To the extent that a Manager, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subsections (a) and (b) of this Section 7.17, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

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

          (d) DETERMINATION OF CONDUCT. Any indemnification under subsections (a) and (b) of this Section 7.17, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Manager, officer, employee or agent acted proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this Section 7.17. Such determination shall be made (i) by the Members by a vote of a Required Interest;
(ii) by majority vote of a committee duly designated by the Members, in which Members who are parties may participate, consisting solely of two or more Members not at the time parties to the proceeding; or (iii) by independent legal counsel selected by the Members prescribed in (i) or (ii) immediately above.

          (e) ADVANCE PAYMENT OF EXPENSES. Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in subsections (a) and (b) of this Section 7.17, may be paid by the Company as they are incurred, in advance of the final disposition of such action, suit, or proceeding as authorized by the Managers in the specific case upon receipt of an undertaking by or on behalf of the Manager, officer, employee or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this Section 7.17.

          (f)     NONEXCLUSIVITY. The indemnification provided by this Section
7.17 shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled under the this Agreement or any agreement, vote of members or disinterested Managers, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a Manager or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (g) LIABILITY INSURANCE. The Company may purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a Manager or officer of the Company, or is or was serving at the request of the Company as a Manager, director, trustee, officer, partner, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section 7.17.

          (h) NO OBLIGATION OF REPAYMENT. The authority of the Company to indemnify persons pursuant to subsections (a) and (b) of this Section 7.17 does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to this Section
7.17. Subsections (a) and (b) of this Section 7.17 do not create any obligation to repay or return payments made by the Company pursuant to this Section 7.17.

                                  ARTICLE VIII

                               MEETINGS OF MEMBERS

          Section 8.1  MEETINGS OF MEMBERS.

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          (a)     ANNUAL MEETINGS. The annual meeting of Members shall be held at such time and on such date during the first quarter thereof (January through March) each year as may be fixed by the Managers of the Company and stated in the notice of the meeting, for the election of Managers, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

          (b) SPECIAL MEETINGS. Special meetings of the Members shall be called upon the written request of a majority of the Managers, acting either with or without a meeting, or of the Members holding Membership Interests entitling them to exercise fifty percent (50%) of the voting power of the Company entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

          (c) NOTICES OF MEETINGS. Unless waived, written notice of each annual or special meeting stating the time, place, and the purposes thereof shall be given by personal delivery or by mail to each Member of record entitled to vote at or entitled to notice of the meeting, not more than sixty (60) days nor less than seven (7) days before any such meeting. If mailed, such notice shall be directed to the Member at his address as the same appears upon the records of the Company. any Member, either before or after any meeting, may waive any notice required to be given by law or under this Agreement.

          (d) PLACE OF MEETINGS. Meetings of Members shall be held at the principal office of the company unless the Managers determine that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

          (e) QUORUM. The holders of Membership Interests in the Company entitling them to exercise a majority of the voting power of the Company entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Articles of Organization or this Agreement to be authorized or taken by the holders of a designated proportion of the Membership Interests of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting Membership Interests represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

          (f) RECORD DATE. The Managers may fix a record date for any lawful purpose, including without limiting the generality of the foregoing, the determination of Members entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any distribution, (iii) receive or exercise rights of purchases of or subscription for, or exchange or conversion of, certificates or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any distribution or the date fixed for the receipt or the exercise of rights, as the case may be. If a record date shall not be fixed, the record date for the determination of Members who are entitled to notice of, or who are entitled to vote at, a meeting of Members, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

                                       17
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          (g)     PROXIES. A person who is entitled to attend a Members'
meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

                                   ARTICLE IX

             DISSOLUTION, LIQUIDATION AND TERMINATION OF THE COMPANY

          Section 9.1 DISSOLUTION. The Company shall be dissolved and its affairs wound up on the first to occur of the following:

          (a)     the written consent of a Required Interest;

          (b) the expiration of the term specified in Section 3.3 of this Agreement;

          (c) any Member shall die, retire, resign, be expelled, become a Bankrupt Member or dissolve, or there shall occur any other event that terminates the continued membership in the Company of any Member; provided, however, that if any event described in this Section 9.1(c) shall occur and there shall be at least one Member remaining, the Company shall not be dissolved and its affairs wound up, and the business of the Company shall be continued if all remaining Members so agree in writing; and

          (d) an entry of a decree of judicial dissolution of the Company under 1705.47 of the Act.

          Section 9.2 LIQUIDATION AND TERMINATION. On dissolution of the Company, the Managers shall act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense.

          Until final distribution, the liquidator shall continue to operate the Company properties with all of the power an authority of the Managers. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the liquidator to minimize any losses resulting from liquidation. The liquidator, as promptly as possible after dissolution and again after final liquidation, shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable, and shall apply the proceeds of liquidation as set forth in the remaining sections of this Article IX.

          Section 9.3 PAYMENT OF DEBTS. The assets shall first be applied to the payment of the liabilities of the company (other than any loans or advances that may have been made by Members to the Company) and the expenses of liquidation.

          Section 9.4 DEBTS TO MEMBERS. The remaining assets shall next be applied to the repayment of any loans made by any Member to the Company.

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          Section 9.5  REMAINING DISTRIBUTION. The remaining assets shall then be distributed to the Members in accordance with the Members' positive capital account balances, after making the adjustments for allocations under Article VI hereof.

          Section 9.6 RESERVE. Notwithstanding the provisions of Sections 9.4 and 9.5, the liquidator may retain such amount as it deems necessary as a reserve for any contingent liabilities or obligations of the Company, which reserve, after the passage of a reasonable period of time, shall be distributed pursuant to the provisions of this Article IX.

          Section 9.7 FINAL ACCOUNTING. Each of the Members shall be furnished with a statement prepared by the Company's certified public accountants, which shall set forth the assets and liabilities of the Company as of the date of the complete liquidation. Upon the compliance by the liquidator with the foregoing distribution plan, the liquidator shall execute and cause to be filed a Certificate of Cancellation and any and all other documents necessary with respect to termination and cancellation of the company under the Act.

                                    ARTICLE X

                                   AMENDMENTS

          Section 10.1 AUTHORITY TO AMEND.

          (a) This Agreement may be amended by the Managers without the approval of the Members if such amendment is solely for the purpose of clarification and does not change the substance hereof.

          (b) This Agreement may be amended by the Managers without the approval of the Members if such amendment is solely for the purpose of admitting Additional Members or Substitute Members in accordance with the terms of Section
4.2 and 5.3 of this Agreement.

          (c) This Agreement may further be amended by the Managers without approval of the Members if such amendment is, in the opinion of counsel for the Company, necessary or appropriate to satisfy requirements of the Code or of any federal or state securities laws or regulations. Any amendment made pursuant to this Subsection 10.1(c) may be made effective as of the date of this Agreement.

          (d) Notwithstanding any contrary provision of this Agreement, any amendment to this Agreement or other act which would (i) adversely affect the federal income tax treatment to be afforded the Members, (ii) adversely affect the liabilities of the Members, (iii) change the method of allocation of profit and loss as provided in Article VI or the distribution provisions of Articles VI and IX hereof, or (iv) seek to impose personal liability on the Members, shall require the approval of a Required Interest.

          (e) Except as otherwise specifically provided in this Section 10.1, amendments to this Agreement shall require the approval of a Required Interest.

          Section 10.2 NOTICE OF AMENDMENTS. A copy of any amendment to be approved by the Members pursuant to Subsections 10.1(d) or 10.1(e) shall be mailed no more than thirty (30) and no fewer than five (5) days in advance to the Members. The Members shall

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be notified as to the substance of any amendment pursuant to Subsections
10.1(a), (b) or (c), and upon request shall be furnished a copy thereof.

                                   ARTICLE XI

                                POWER OF ATTORNEY

          Section 11.1 POWER. Each Member irrevocably constitutes and appoints the Secretary of the Company as its true and lawful attorney in its name, place and stead to make, execute, swear to, acknowledge, deliver and file:

          (a) Any certificates or other instruments which may be required to be filed by the Company under the laws of the State of Ohio or of any other state or jurisdiction in which the Managers shall deem advisable;

          (b) Any documents, certificates or other instruments, including but not limited to, any and all amendments and modifications of this Agreement or of the instruments described in Subsection 11.1(a) which may be required or deemed desirable by the Managers to effectuate the provisions of any part of this Agreement, and, by way of extension and not in limitation, to do all such other things as shall be necessary to continue and to carry on the business of the Company; and

          (c) All documents, certificates or other instruments which may be required to effectuate the dissolution and termination of the Company, to the extent such dissolution and termination is authorized hereby.

          The power of attorney granted hereby shall not constitute a waiver of, or be used to avoid, the rights of the Members to approve certain amendments to this Agreement pursuant to Subsections 10.1 (d) and 10.1(e) or be used in any other manner inconsistent with the status of the Company as a limited liability Company or inconsistent with the provisions of this Agreement.

          Section 11.2 SURVIVAL OF POWER. It is expressly intended by each Member that the foregoing power of attorney is coupled with an interest, is irrevocable and shall survive the death, dissolution or other termination of such Member.

          The foregoing power of attorney shall survive the delivery of an assignment by a Member of its entire Membership Interest in the Company, except that where an assignee of such entire Membership Interest has become a Substitute Member, then the foregoing power of attorney of the assignor Member shall survive the delivery of such assignment for the sole purpose of enabling the Members to execute, acknowledge and file any and all instruments necessary to effectuate such substitution.

                                   ARTICLE XII

                            INVESTMENT REPRESENTATION

          Section 12.1 REPRESENTATION. Each Member hereby warrants and represents that it is acquiring its Membership Interest in the Company solely for investment purposes and

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not with a view toward the distribution or resale thereof and acknowledges that its purchase of its Membership Interest in the Company is expressly subject to the conditions and limitations on transferability set forth in this Agreement.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          Section 13.1 METHOD OF GIVING CONSENT. Any consent required by this Agreement may be given by a written consent given by the consenting Member and received by the Member soliciting such consent at or prior to the doing of the act or thing for which the consent is solicited, provided that such consent shall not have been nullified by subsequent notice.

          Section 13.2 GOVERNING LAW. The Company and this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

          Section 13.3 AGREEMENT FOR FURTHER ACTION. At any time or times upon the request of the Managers, each Member agrees to sign and swear to any certificate, any amendment to or cancellation of such certificate, acknowledge similar certificates or affidavits or certificates of fictitious firm name or the like (and any amendments or cancellations thereof) required by the laws of the state of Ohio, or any other jurisdiction in which the company does, or proposes to do, business. This Section 13.3 shall not prejudice or affect the rights of the Members to approve certain amendments to this Agreement pursuant to Subsections 10.1(d) and 10.1(e).

          Section 13.4 ENTIRE AGREEMENT. This Agreement and the Articles contain the entire understanding among the parties and supersedes any prior understandings or agreements between them respecting the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement and the Articles which are not fully expressed herein and therein.

          Section 13.5 SEVERABILITY. This Agreement are intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations of the jurisdictions in which the Company does business. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

          Section 13.6 NOTICES. Notices to Members or to the Company shall be deemed to have been given when personally delivered or mailed, by prepaid registered or certified mail, addressed as set forth in this Agreement, unless a notice of change of address has previously been given in writing by the addressee to the addressor, in which case such notice shall be addressed to the address set forth in such notice of change of address.

          Section 13.7 TITLES AND CAPTIONS. All titles and captions are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

          Section 13.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each one of which shall constitute an original executed copy of this Agreement.

          Section 13.9 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

                                   MEMBERS:

                                   COOPERATIVE RESOURCE SERVICES, LTD.

                                   By:  /s/ Eugene A. Novak
                                        -----------------------------

                                   Its:      CFO
                                        -----------------------------

                                   THE 24KT TRUST

                                   By:  /s/ Steven Gold, Trustee
                                        -----------------------------

                                   Its:
                                        -----------------------------

                                    EXHIBIT A

                                      AGREED VALUE
NAME AND NOTICE                      OF CONTRIBUTED            TOTAL CAPITAL             MEMBERSHIP
ADDRESS                                 PROPERTY               CONTRIBUTION               INTEREST
Cooperative Resource                 $                         $                             99%
Services, Ltd.
6070 Parkland Boulevard
Mayfield Heights, OH 44124

The 24KT Trust                       $                         $                              1%
c/o Cooperative Resource
Services, Ltd.
6070 Parkland Boulevard
Mayfield Heights, OH 44124

                                    EXHIBIT B

          For purposes of interpreting and implementing Article VI of the Operating Agreement (the "Agreement") of the Company, the following rules shall apply and shall be treated as part of the terms of the Agreement:

          A.  Special Allocation Provisions.

          1. For purposes of determining the amount of gain or loss to be allocated pursuant to Article V of the Agreement, any basis adjustments permitted pursuant to Section 743 of the Code shall be disregarded.

          2. Income, loss, deductions and credits shall be allocated to the Members in accordance with the portion of the year during which the Members have held their respective interests except that special allocations may be permitted if approved by a Required Interest. All items of income, loss and deduction shall be considered to have been earned ratably over the period of the fiscal year of the Company, except that gains and losses arising from the disposition of assets shall be taken into account as of the date thereof.

          3. Notwithstanding any other provision of the Agreement, to the extent required by law, income, gain, loss and deduction attributable to property contributed to the Company by a Member shall be shared among the Members so as to take into account any variation between the basis of the property and the fair market value of the property at the time of contribution in accordance with the requirements of Section 704 (c) of the Code and the applicable regulations thereunder as more fully described in Part B hereof.

          4. Notwithstanding any other provision of the Agreement, in the event the Company is entitled to a deduction for interest imputed under any provision of the Code on any loan or advance from a Member (whether such interest is currently deducted, capitalized or amortized), such deduction shall be allocated solely to such Member.

          5. Notwithstanding any provision of the Agreement to the contrary, to the extent any payments in the nature of fees made to a Member are finally determined by the IRS to be distributions to a Member for federal income tax purposes, there will be a gross income allocation to such Member in the amount of such distribution.

          6. (a) Notwithstanding any provision of the Agreement to the contrary and subject to the exceptions set forth in Section 1.704-2 (f) (2)-(5) of the Treasury Regulations, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain determined in accordance with Section 1.704-2(g)(2) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(f) of the Treasury Regulations. This paragraph 6 (a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. To the extent permitted by such Section of the Regulations and for purposes of this paragraph 6(a) only, each

Member's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Agreement with respect to such fiscal year and without regard to any net decrease in Member Minimum Gain during such fiscal year.

              (b) Notwithstanding any provision of the Agreement to the contrary, except paragraph 6(a) of this Exhibit and subject to the exceptions set forth in Section 1.704-2(i)(4) of the Treasury Regulations, if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Company fiscal year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations. Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This paragraph 6(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this paragraph 6(b), each Member's Adjusted Capital Account Balance shall be determined prior to any other allocations pursuant to Article V of the Agreement with respect to such fiscal year, other than allocations pursuant to paragraph 6(a) hereof.

          7. Notwithstanding any provision of the Agreement to the contrary, in the event any Members unexpectedly receive any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Members in an amount and manner sufficient to eliminate the deficits in their Adjusted Capital Account Balances created by such adjustments, allocations or distributions as quickly as possible.

          8. No loss shall be allocated to any Member to the extent that such allocation would result in a deficit in its Adjusted Capital Account Balance while any other Member continues to have a positive Adjusted Capital Account Balance; in such event losses shall first be allocated to any Members with positive Adjusted Capital Account Balances, and in proportion to such balances, to the extent necessary to reduce their positive Adjusted Capital Account Balances to zero.

          9. Any special allocations of items pursuant to this Part A shall be taken into account in computing subsequent allocations so that the net amount of any items so allocated and the profits, losses and all other items allocated to each such Member pursuant to Article V of the Agreement shall, to the extent possible, be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of Article V of the Agreement if such special allocations had not occurred.

          10. Notwithstanding any provision of the Agreement to the contrary, Nonrecourse Deductions for any fiscal year or, other period shall be specially allocated to the Members in accordance with the percentages set forth in Section 5.1(a).

          11. Notwithstanding any provision of the Agreement to the contrary, any Member Nonrecourse Deduction for any fiscal year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Treasury Regulations.

          B.  Capital Account Adjustments and 704 (c) Tax Allocations.

          1. For purposes of computing the amount of any item of income, gain deduction or loss to be reflected in the Member's capital accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided, however, that:

              (a) Any deductions for depreciation, cost recovery or amortization (other than depletion under Section 611 of the Code) attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Company was equal to the Agreed Value of such property. Upon an adjustment to the Carrying Value of any Company property subject to depletion under Section 611 of the Code, and further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

              (b) Any income, gain or loss attributable to the taxable disposition of any property (including any property subject to depletion under Section 611 of the Code) shall be determined by the Company as if the adjusted basis of such property as of such date of disposition was equal in amount to the Company's Carrying Value with respect to such property as of such a date.

              (c) If the Company's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to Section 48(q)(1) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Members pursuant to Article V of the Agreement. Any restoration of such basis pursuant to Section 48 (q) (2) of the Code shall be allocated in the same manner to the Members to whom such deemed deduction was allocated.

              (d) The computation of all items of income, gain, loss and deduction shall be made by the Company and, as to those items described in
Section 705 (a) (1) (B) or Section 705 (a) (2) (B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for federal income tax purposes.

          2. A transferee of a Membership Interest will succeed to the capital account relating to the Membership Interest transferred; provided, however, that if the transfer causes a termination of the Company under Section 708 (b) (1)
(B) of the Code, the Company properties shall be deemed to have been distributed in liquidation of the Company to the Members (including the transferee of a Membership Interest) and re-contributed by such Members and transferees in reconstitution of the Company. The capital accounts of such reconstituted Company shall be maintained in accordance with the principles set forth herein.

          3. Upon an issuance of additional Membership Interests for cash or Contributed Property, the capital accounts of all Members (and the Carrying Values of all Company properties) shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of such property at the fair market value thereof, immediately prior to such issuance, and had been allocated to the Members, at such time, pursuant to
Article V of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Managers using such reasonable methods of valuation as it may adopt.

          4. Immediately prior to the distribution of any Company property in liquidation of the Company, the capital accounts of all Members. (and the Carrying Values of all Company properties) shall be adjusted (consistent with the provisions hereof and Section 704 of the Code) upward or downward to reflect any unrealized gain or unrealized loss attributable to each Company property (as if such unrealized gain or unrealized loss had been recognized upon an actual sale of each such Property, immediately prior to such distribution, and had been allocated to the Members, at such time, pursuant to Article V of the Agreement). In determining such unrealized gain or unrealized loss attributable to the properties, the fair market value of Company properties shall be determined by the Manager using such reasonable methods of valuation as it may adopt.

          5. In accordance with Section 704(c) and the regulations thereunder, income, gain, loss and deduction with respect to any Contributed Property shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Agreed Value.

          6. In the event the Agreed Value of any Company asset is adjusted as described in paragraph 3 or 4 above, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Agreed Value in the same manner as under Section 704(c) of the Code and the regulations thereunder.

          7. Any elections or other decisions relating to such allocations shall be made by the Managers in any manner that reasonably reflects the purpose and intention of the Agreement.

          C. Definitions. For the purposes of this Exhibit, the following terms shall have the meanings indicated unless the context clearly indicates otherwise:

          "Adjusted Capital Account Balance": means the balance in the capital account of a Member as of the end of the relevant fiscal year of the Company, after giving effect to the following: (a) credit to such capital account any amounts the Member is obligated to restore, pursuant to the terms of the Agreement or otherwise, or is deemed obligated to restore pursuant to the penultimate sentences of Section 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations, and (b) debit to such capital account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

          "Agreed Value": means the fair market value of Contributed Properties as agreed to by the contributing Member and the Company, using such reasonable method of valuation as they may adopt.

          "Carrying Value": means (a) with respect to Contributed Property, the Agreed Value of such property reduced (but not below zero) by all amortization, depreciation and cost recovery deductions charged to the Members' capital accounts with respect to such property, as well as any other charges for sales, retirements and other dispositions of assets included in a Contributed Property, as of the time of determination, and (b) with respect to any other property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Value of any property shall be adjusted in accordance with the principles set forth herein.

          "Contributed Property": means each Member's interest in property or other consideration (excluding services and cash) contributed to the Company by such Member.

          "Nonrecourse Deductions": shall have the meaning set forth in Section 1.704-2(b)(1) of the Treasury Regulations. The amount of Nonrecourse Deductions for a Company fiscal year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that fiscal year over the aggregate amount of any distributions during that fiscal year of proceeds of a Nonrecourse Liability that are allocable to an increase, in Company Minimum Gain, determined according to the provisions of Section 1.704-2(c) of the Treasury Regulations.

          "Nonrecourse Liability": shall have the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

          "Member Nonrecourse Debt Minimum Gain": means an amount, with respect to each Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i) of the Treasury Regulations.

          "Member Nonrecourse Debt": shall have the meaning set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

          "Member Nonrecourse Deductions": shall have the meaning set forth in
Section 1.704-(i) (2) of the Treasury Regulations. The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company fiscal year equals the excess, if any, of the net increase, if any, in the amount of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt during the fiscal year over the aggregate amount of any distributions during the fiscal year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.702-2(i)(2) of the Treasury Regulations.

          "Company Minimum Gain": shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Treasury Regulations.

          For purposes of this Exhibit, all other capitalized terms will have the same definition as in the Agreement.

                                       30